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                                                                EXHIBIT 99.03

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     I, William W. Rudolph, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                               /s/ William W. Rudolph
                                       --------------------------------------
                                                   William W. Rudolph

November 5, 1997